THE

CINCINNATI  INSURANCE  COMPANIES

THE CINCINNATI INSURANCE COMPANY                 THE CINCINNATI INDEMNITY COMPANY

THE CINCINNATI CASUALTY COMPANY        THE CINCINNATI LIFE INSURANCE COMPANY

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact: Heather J. Wietzel

+1 (513) 870-2768

Media Contact: Joan O. Shevchik

+1 (513) 603-5323

Cincinnati Financial Corporation to Present at Sandler O’Neill & Partners, L.P. 2005 Financial Services Conference

Cincinnati, June 1, 2005 – Cincinnati Financial Corporation (Nasdaq: CINF) announced today that the company will participate in the Sandler O’Neill & Partners, L.P. 2005 Financial Services Conference. John J. Schiff, Jr., CPCU, president and chief executive officer, Kenneth W. Stecher, chief financial officer and senior vice president, J.F. Scherer, senior vice president of sales and marketing, and Michael R. Abrams, assistant vice president of investments, will present on June 8, 2005, from 10:15 a.m. to 10:45 a.m. Eastern time.

The presentation will be carried live over the Internet at www.cinfin.com/investors. Beginning on June 9, 2005, a replay of the presentation will be available for 30 days at the Web address above.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.

6200 S. Gilmore Road, Fairfield, Ohio  45014-5141